                                                                    Exhibit 99.1



CONTACT: John Zoeller                                FOR IMMEDIATE RELEASE
         (312) 279-1466                              April 22, 2003

                        MHC REPORTS FIRST QUARTER RESULTS
                           Continues Solid Performance

         CHICAGO, IL - April 22, 2003-- Manufactured Home Communities, Inc. (NYSE: MHC) today announced results for the quarter ended March 31, 2003.
         For the first quarter of 2003, Funds From Operations (FFO) were $18.6 million or $.67 per share on a fully diluted basis compared to $17.9 million or $.65 per fully diluted share in the same period in 2002. First quarter property operating revenues were $59.6 million compared to $57.7 million in the first quarter of 2002. For the first quarter of 2003, average occupancy was 92.3 percent and average monthly base rent per site for the Core Portfolio was $417.51, up 5.3 percent from $396.60 in the same period last year. First quarter results reflect a seasonal increase in FFO from Resort Properties (park model / recreational vehicle properties).
         MHC's management projects continued growth in 2003 core property performance. Through March 31, 2003, Core Portfolio average base rent rate growth has been approximately 5 percent. Assuming current economic conditions continue to impact occupancies, overall revenue growth will be approximately 3 percent. Core portfolio operating expenses are expected to grow in excess of CPI due to continued increases in insurance, real estate taxes and utility expenses. These projections would result in core NOI growth of approximately 2 to 2.5 percent.
         Results for 2003 will continue to be impacted by 1) the 2002 sales of primarily all-age communities in Michigan, Florida, Minnesota and Ohio coupled with the 2002 purchases of age-qualified communities in Florida, Arizona, and Texas, 2) continued competitive housing options impacting occupancy levels at certain communities and 3) variability in income from home sales operations. In the age-qualified communities, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial markets volatility. In the all-age communities, results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single family housing. Based upon these factors, MHC projects that growth in FFO per share should be between 0 and 3 percent for the full year of 2003 compared to the full year of 2002.

         The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, the Company's ability to maintain rental rates and occupancy; the Company's assumptions about rental and home sales markets; the effect of interest rates as well as other risks indicated from time to time in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
         Manufactured Home Communities, Inc. owns or has a controlling interest in 142 quality communities in 21 states consisting of 51,537 sites. MHC is a self-administered, self-managed, real estate investment trust (REIT) with headquarters in Chicago.
         A live webcast of the Company's conference call discussing these results will be available via the Company's website in the Investor Info section at www.mhchomes.com at 10:00 a.m. Central today.


                                       ###



         TABLES FOLLOW

                         MANUFACTURED HOME COMMUNITIES, INC.
                               SELECTED FINANCIAL DATA
                                     (UNAUDITED)
                  (AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE DATA)

                                                               QUARTERS ENDED
                                                          MAR. 31,         MAR. 31,
                                                            2003             2002
                                                        --------------    ------------
PROPERTY OPERATIONS:
  Community base rental income.....................     $   50,167        $   49,986
  Resort base rental income........................          4,077             2,437
  Utility and other income.........................          5,338             5,242
                                                        --------------    ------------
     Property operating revenues...................         59,582            57,665

  Property operating and maintenance...............         16,937            16,057
  Real estate taxes................................          4,752             4,577
  Property management..............................          2,352             2,407
                                                        --------------    ------------
     Property operating expenses...................         24,041            23,041
                                                        --------------    ------------
     Income from property operations...............         35,541            34,624

HOME SALES OPERATIONS:
  Gross revenues from inventory home sales.........          4,115             4,726
  Cost of inventory home sales.....................         (3,470)           (3,735)
                                                        --------------    ------------
     Gross profit from inventory home sales........            645               991
  Brokered resale revenues, net....................            376               431
  Home selling expenses............................         (1,894)           (2,118)
  Ancillary services revenues, net.................            482               557
                                                        --------------    ------------
     Income from home sales and other..............           (391)             (139)

OTHER INCOME AND EXPENSES:
  Interest income..................................            261               264
  Income from unconsolidated joint ventures........            589               375
  General and administrative.......................         (1,932)           (1,880)
                                                        --------------    ------------
     Operating income (EBITDA).....................         34,068            33,244

  Interest and related amortization................        (12,393)          (12,550)
  Income from discontinued operations..............            ---               298
  Depreciation on corporate assets.................           (310)             (326)
  Income allocated to Preferred OP Units...........         (2,813)           (2,813)
                                                        --------------    ------------
     FUNDS FROM OPERATIONS (FFO)...................     $   18,552        $   17,853

  Depreciation on real estate and other costs......         (9,033)           (8,971)
  Gain on sale of properties and other.............            ---               ---
  Income allocated to Common OP Units..............         (1,847)           (1,767)
                                                        --------------    ------------
     NET INCOME....................................     $    7,672        $    7,115
                                                        ==============    ============

NET INCOME PER COMMON SHARE - BASIC................     $      .35        $      .33
NET INCOME PER COMMON SHARE - FULLY DILUTED........     $      .34        $      .32
                                                        --------------    ------------

FFO PER COMMON SHARE - BASIC.......................     $      .68        $      .66
FFO PER COMMON SHARE - FULLY DILUTED...............     $      .67        $      .65
                                                        --------------    ------------

Average Common Shares - Basic......................         21,918            21,433
Average Common Shares and OP Units - Basic.........         27,276            26,856
Average Common Shares and OP Units - Fully Diluted.         27,740            27,508
                                                        --------------    ------------

         The Company believes that Funds From Operations provide an indicator of its financial performance and is influenced by both the operations of the properties and the capital structure of the Company. FFO is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as net income (computed in accordance with generally accepted accounting principles ["GAAP"]), before allocation to minority interests, excluding gains (or losses) from sales of property, plus real estate depreciation. The Company computes FFO in accordance with the NAREIT definition, which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs.

                      MANUFACTURED HOME COMMUNITIES, INC.
                                  (UNAUDITED)

                                                          AS OF                  AS OF
SELECTED BALANCE SHEET DATA:                            MARCH 31,            DECEMBER 31,
                                                          2003                   2002
                                                    ------------------     ------------------
                                                       (amounts in            (amounts in
                                                         000's)                 000's)
Total real estate, net.........................       $    1,053,343         $    1,057,909
Cash and cash equivalents......................       $       12,745         $        7,270
Total assets...................................       $    1,166,513         $    1,162,850

Mortgage notes payable.........................       $      574,140         $      575,370
Unsecured debt.................................       $      186,863         $      184,863
Total liabilities..............................       $      820,246         $      816,730
Minority interest..............................       $      168,229         $      168,501
Total shareholder's equity.....................       $      178,038         $      177,619

                                                          AS OF                  AS OF
                                                        MARCH 31,            DECEMBER 31,
TOTAL SHARES AND OP UNITS OUTSTANDING:                    2003                   2002
                                                    ------------------     ------------------
Total Common Shares Outstanding...............            22,228,183             22,093,240
Total Common OP Units Outstanding.............             5,355,658              5,359,927

MANUFACTURED HOME ("COMMUNITY") AND                       AS OF                  AS OF
PARK MODEL / RECREATIONAL VEHICLE ("RESORT")            MARCH 31,            DECEMBER 31,
     SITE TOTALS:                                         2003                   2002
                                                    ------------------     ------------------
Community Sites Owned and Operated.............               43,861                 43,906
Community Sites Owned in Joint Ventures........                1,521                  1,521
Resort Sites Owned and Operated................                6,155                  6,155
                                                    ------------------     ------------------
     TOTAL SITES...............................               51,537                 51,582

                                                          QUARTERS ENDED
MANUFACTURED HOME SITE AND                           MAR. 31,        MAR. 31,
OCCUPANCY AVERAGES:                                    2003            2002
                                                    ------------    -----------
Total Sites...................................          43,861          45,496
Occupied Sites................................          40,473          42,577
Occupancy %...................................           92.3%           93.6%
Monthly Base Rent Per Site....................      $   413.17      $   393.42
Core* Monthly Base Rent Per Site..............      $   417.51      $   396.60

(*) Represents rent per site for properties owned in both periods of comparison.


                                                          QUARTERS ENDED
                                                     MAR. 31,        MAR. 31,
HOME SALES:                                            2003            2002
                                                    ------------    -----------
New Home Sales Volume.........................              52              57
New Home Sales Gross Revenues.................      $    3,609      $    4,309
Used Home Sales Volume........................              35              37
Used Home Sales Gross Revenues................      $      506      $      417
Brokered Home Resale Volume...................             260             231
Brokered Home Resale Revenues, net............      $      376      $      431